Exhibit 99.1

Media
Christopher Marshall
EarthLink
404-748-6217
678-592-9389 (mobile)
marshallch@corp.earthlink.net

Investors
Michael Gallentine
EarthLink
404-748-7153
404-395-5155 (mobile)
gallentineml@corp.earthlink.net

EARTHLINK ANNOUNCES FIRST QUARTER RESULTS

Reports Record Net Income and Adjusted EBITDA
Raises Full Year Income from Continuing Operations, Free cash flow and Adjusted EBITDA Guidance

ATLANTA, April 24, 2008 — EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its first quarter ended March 31, 2008.  Highlights for the quarter include:

•                                          Income from continuing operations of $57.8 million, or $0.52 per share

•                                          Net income of $54.4 million, or $0.49 per share

•                                          Adjusted EBITDA (a non-GAAP measure) of $82.1 million

•                                          Free cash flow (a non-GAAP measure) of $81.7 million

•                                          Increased full year adjusted EBITDA (a non-GAAP measure) guidance to $245 million - $260 million

                “Clearly, we are very pleased with our first quarter results.  Our performance in the quarter is a testament to the hard work and dedication of our employees who put our commitments to customers and shareholders above everything else,” said Rolla P. Huff, EarthLink’s chairman and chief executive officer.  “As a result of the stability we are seeing in the churn rates of our tenured customers, as well as our better than expected expense optimization across every part of the company, we are increasing our guidance for full year

Adjusted EBITDA, free cash flow and income from continuing operations,” continued Huff.

Financial and Operating Results

Revenue

                As part of the restructuring analysis that was done during the third quarter of 2007, EarthLink determined that the increase in early life churn profiles of many newly acquired narrowband customers meant that we were no longer generating a positive financial return on our sales and marketing investments.  EarthLink significantly reduced these activities, which historically have been primarily to replace customer churn. This change allows the narrowband subscriber base to decline to a more sustainable customer level while generating significantly higher cash returns.  As a result of these expected subscriber declines, total company revenues were $263.1 million, an 18.8 percent decrease compared to the first quarter 2007.

Profitability and Other Financial Measures

EarthLink realized $57.8 million, or $0.52 per share, in income from continuing operations in the first quarter of 2008, compared to $(22.4) million, or $(0.18) per share, in the first quarter of 2007.  The significant improvement was primarily the result of a decrease in expense related to acquiring and supporting new customers that, because of early life churn, were no longer providing a positive shareholder return.  Additionally, EarthLink realized a reduction in equity method losses compared to the first quarter of 2007, which were partially offset by an increase in the company’s income tax provision in the first quarter of 2008.

EarthLink generated Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $82.1 million for the first quarter of 2008, compared to $23.6 million in the first quarter of 2007.   This increase was the result of the significant improvement in income from continuing operations noted above.

                Net income was $54.4 million, or $0.49 per share, for the first quarter of 2008, compared to a net loss of $(30.0) million, or $(0.24) per share, for the first quarter of 2007.  Our first quarter 2008 results include a loss of ($3.4) million from our discontinued

operations for the municipal Wi-Fi assets, compared to a loss of $(7.6) million during the first quarter of 2007.

                Subsequent to the end of the first quarter of 2008, EarthLink reached agreements with the cities of Corpus Christi, TX and Milpitas, CA to transfer ownership of our municipal Wi-Fi assets to those respective cities.  Additionally, EarthLink will terminate municipal Wi-Fi service in New Orleans, LA and remove its network from the market.

Balance Sheet and Cash Flow

Free cash flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $81.7 million during the first quarter of 2008 compared to $8.0 million during the first quarter of 2007. The improvement was the result of the significant increase in Adjusted EBITDA in the first quarter 2008, coupled with a $15.2 million decrease in capital expenditures and subscriber base acquisitions in the quarter compared to the first quarter of 2007.

 The company repurchased 1.3 million shares of its outstanding common stock for $9.1 million in the first quarter of 2008 and had $191.9 million remaining under its share repurchase program as of the end of the quarter.

EarthLink ended the first quarter with $320.0 million in cash and marketable securities, an increase of $31.4 million from December 31, 2007.   Additionally, in April 2008, as a result of Platinum Equity’s acquisition of Covad, EarthLink received $50.8 million in complete repayment of our debt investment in Covad.  The Company will receive an additional $6.3 million in May 2008 in payment of our equity investment in Covad.

Non-GAAP Measures

Adjusted EBITDA is defined as income (loss) from continuing operations before interest income and other, net, income taxes, depreciation and amortization, stock-based compensation expense under SFAS No. 123(R), net losses of equity affiliate, gain (loss) on investments in other companies, net, and facility exit, restructuring and other costs.

Free cash flow is defined as income from continuing operations before interest income and other, net, income taxes, facility exit, restructuring and other costs, stock-based compensation expense under SFAS No. 123(R), net losses of equity affiliate, gain (loss) on investments in other companies, net, and depreciation and amortization, less cash used for purchases of property and equipment and purchases of subscriber bases.

Adjusted EBITDA and free cash flow are non-GAAP financial performance measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 3 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial performance measures.

Business Outlook

These statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.

For the full year 2008, management is increasing its previously issued guidance.  Management now expects to generate Adjusted EBITDA of $245 million to $260 million, income from continuing operations of $153 million to $163 million, and free cash flow of $215 million to $235 million.

Conference Call for Analysts and Investors

Investors in the U.S. and Canada interested in participating in the conference call on April 24, 2008 at 8:30 a.m. Eastern Daylight Time (EDT) may dial 1-800-706-0730 and reference the EarthLink call.  Other international investors may dial 1-706-634-5173 and also reference the EarthLink call. EarthLink recommends dialing into the call approximately 10 minutes prior to the scheduled start time.

A taped replay will be available beginning at 10:30 a.m. EDT on April 24, 2008 through midnight on May 1, 2008 by dialing 1-800-642-1687. International callers should dial 1-706-645-9291. The replay confirmation code is 41005794.

The Webcast of this call will be archived on EarthLink’s site at:

http://ir.earthlink.net/events.cfm

About EarthLink

“EarthLink. We revolve around you™.” As the nation’s next generation Internet service provider, Atlanta-based EarthLink has earned an award-winning reputation for outstanding customer service and its suite of online products and services.  EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal online intrusions and customizable features. Whether it’s dial-up, high-speed, voice, web hosting, wireless or “EarthLink Extras” like home networking or security, EarthLink connects people to the power and possibilities of the Internet. Learn more about EarthLink by calling (800) EARTHLINK or visiting EarthLink’s Web site at www.EarthLink.net.

# # #

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required pursuant to applicable law. With respect to forward-looking statements in this press release, the company seeks the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that changes to our business strategy may reduce our revenues and profitability; (2) that the continued decline of our consumer access services revenues could adversely affect our profitability; (3) that prices for certain of our consumer access services have been decreasing, which could adversely affect our revenues and profitability; (4) that we might not realize the benefits we are seeking from the corporate restructuring plan announced in August 2007 and our corporate restructuring plan might have a negative effect on our efforts to maintain our subscribers and our relationships with our business partners; (5) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges including incurring facility exit and restructuring charges; (6) that we face significant competition which could reduce our market share and reduce our profitability; (7) that we may be unsuccessful in making and integrating acquisitions and investments into our business, which could result in operating difficulties, losses and other adverse consequences; (8) that we may not be able to successfully manage the costs associated with delivering our broadband services, which could adversely affect our results of operations; (9) that companies may not provide access to us on a wholesale basis or on reasonable terms or prices, which could cause our operating results to suffer; (10) that if we do not continue to innovate and provide products and services that are useful to subscribers, we may not remain competitive, and our revenues and operating results could suffer; (11) that our commercial and alliance arrangements may be terminated or may not be as beneficial as anticipated, which could adversely affect our ability to retain or increase our subscriber base; (12) that our business may suffer if third parties used for technical and customer support and certain billing services are unable to provide these services, cannot expand to meet our needs or terminate their relationships with us; (13) that service interruptions or impediments could harm our business; (14) that government regulations could adversely affect our business or force us to change our business practices; (15) that we may not be able to protect our proprietary technologies; (16) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (17) that we could face substantial liabilities if we are unable to successfully defend against legal actions; (18) that our business depends on the continued development of effective business support systems, processes and personnel; (19) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (20) that our VoIP business exposes us to certain risks that could cause us to lose customers, expose us to significant liability or otherwise harm our business; (21) that we may not be able to sell our municipal Wi-Fi assets and that we may incur additional losses related to these operations; (22) that we may not realize the benefits we sought from our investments in the HELIO joint venture; (23) that the use of our net operating losses and certain other tax attributes could be limited in the future; (24) that our stock price has been volatile historically and may continue to be volatile; (25) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (26) that the convertible notes hedge and warrant transactions may affect the value of our common stock; and (27) that provisions of our second restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2007.

EARTHLINK, INC.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2007	2008
Revenues:
Access and service	$289,755	$234,849
Value-added services	34,392	28,225
Total revenues	324,147	263,074

Operating costs and expenses:
Service and equipment costs	109,791	96,792
Sales incentives	4,604	759
Total cost of revenues	114,395	97,551

Sales and marketing	99,269	30,916
Operations and customer support	60,072	39,224
General and administrative	43,261	24,926
Amortization of intangible assets	3,496	4,013
Facility exit, restructuring and other costs (1)	—	1,030
Total operating costs and expenses	320,493	197,660

Income from operations	3,654	65,414
Net losses of equity affiliate	(29,346)	—
Interest income and other, net	3,503	1,616
Income (loss) from continuing operations before income taxes	(22,189)	67,030
Income tax provision	(169)	(9,274)
Income (loss) from continuing operations	(22,358)	57,756
Loss from discontinued operations (2)	(7,604)	(3,392)
Net income (loss)	$(29,962)	$54,364

Basic net income (loss) per share
Continuing operations	$(0.18)	$0.53
Discontinued operations	(0.06)	(0.03)
Basic net income (loss) per share	$(0.24)	$0.50
Basic weighted average common shares outstanding	123,058	109,493

Diluted net income (loss) per share
Continuing operations	$(0.18)	$0.52
Discontinued operations	(0.06)	(0.03)
Diluted net income (loss) per share	$(0.24)	$0.49
Diluted weighted average common shares outstanding	123,058	110,300

EARTHLINK, INC.

Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA (3)

(in thousands)

	Three Months Ended March 31,
	2007	2008
Income (loss) from continuing operations	$(22,358)	$57,756
Provision for income taxes	169	9,274
Depreciation and amortization	12,089	10,482
Stock-based compensation expense	7,880	5,152
Net losses of equity affiliate	29,346	—
Interest income and other, net	(3,503)	(1,616)
Facility exit, restructuring and other costs (1)	—	1,030
Adjusted EBITDA (3)	$23,623	$82,078

Depreciation - cost of revenues	$4,860	$3,436
Depreciation - other	3,733	3,033
Amortization of intangible assets	3,496	4,013
Depreciation and amortization	$12,089	$10,482

EARTHLINK, INC.
Reconciliation of Income (Loss) From Continuing Operations to Free Cash Flow (3)
(in thousands)

	Three Months Ended March 31,
	2007	2008

Income (loss) from continuing operations	$(22,358)	$57,756
Provision for income taxes	169	9,274
Depreciation and amortization	12,089	10,482
Stock-based compensation expense	7,880	5,152
Net losses of equity affiliate	29,346	—
Interest income and other, net	(3,503)	(1,616)
Facility exit, restructuring and other costs (1)	—	1,030
Purchases of property and equipment	(13,724)	(278)
Purchases of subscriber bases	(1,865)	(117)
Free cash flow (3)	$8,034	$81,683

EARTHLINK, INC.
Reconciliation of Guidance Provided in Non-GAAP Measures (3)
(in millions)

Year Ending December 31, 2008
Income from continuing operations	$153 -$163
Depreciation	27
Amortization of intangible assets	15
Stock-based compensation expense	20
Income tax provision	20 - 25
Facility exit, restructuring and other costs (1)	12
Interest income and other, net	(2)
Adjusted EBITDA (3)	$245 - $260

Year Ending December 31, 2008
Income from continuing operations	$153 -$163
Depreciation	27
Amortization of intangible assets	15
Stock-based compensation expense	20
Income tax provision	20 - 25
Facility exit, restructuring and other costs (1)	12
Interest income and other, net	(2)
Purchases of property and equipment	(25) - (30)
Free cash flow (3)	$215 - $235

EARTHLINK, INC.

Supplemental Financial Data and Key Operating Metrics

	March 31, 2007	December 31, 2007	March 31, 2008
		(in thousands)
Balance Sheet Data
Cash and marketable securities	$367,356	$288,595	$320,023
Long-term debt	258,750	258,750	258,750
Stockholders’ equity	432,296	261,473	313,426

Employee Data
Number of employees at end of period (4)	2,108	983	922

	March 31, 2007	December 31, 2007	March 31, 2008
Subscriber Data (5)
Consumer services
Narrowband access subscribers	3,208,000	2,624,000	2,368,000
Broadband access subscribers (6)	1,847,000	1,059,000	1,026,000
Total consumer subscribers	5,055,000	3,683,000	3,394,000

Business services
Narrowband access subscribers	36,000	27,000	25,000
Broadband access subscribers	69,000	66,000	65,000
Web hosting accounts	109,000	100,000	97,000
Total business subscribers	214,000	193,000	187,000

Total subscribers at end of period	5,269,000	3,876,000	3,581,000

	Three Months Ended March 31,
	2007	2008
Subscriber Activity
Subscribers at beginning of period	5,313,000	3,876,000
Gross organic subscriber additions	668,000	253,000
Churn	(712,000)	(548,000)
Subscribers at end of period	5,269,000	3,581,000

Churn Rate (7)	4.5%	4.9%

Consumer Data
Average subscribers (8)	5,085,000	3,538,000
ARPU (9)	$18.13	$20.38
Churn rate (7)	4.6%	5.0%

Business Data
Average subscribers (8)	217,000	190,000
ARPU (9)	$73.32	$81.88
Churn rate (7)	2.7%	2.7%

EARTHLINK, INC.

Supplemental Schedule of Segment Information (10)

(in thousands)

	Three Months Ended March 31,
	2007	2008
Consumer Services
Revenues
Access and service	$242,800	$188,971
Value-added services	33,593	27,373
Total revenues	276,393	216,344
Cost of revenues	84,353	71,173
Gross margin	192,040	145,171
Segment operating expenses	159,333	61,001
Segment income from operations	$32,707	$84,170

Business Services
Revenues
Access and service	$46,955	$45,878
Value-added services	799	852
Total revenues	47,754	46,730
Cost of revenues	30,042	26,378
Gross margin	17,712	20,352
Segment operating expenses	16,668	14,871
Segment income from operations	$1,044	$5,481

Consolidated
Revenues
Access and service	$289,755	$234,849
Value-added services	34,392	28,225
Total revenues	324,147	263,074
Cost of revenues	114,395	97,551
Gross margin	209,752	165,523
Direct segment operating expenses	176,001	75,872
Segment income from operations	33,751	89,651
Stock-based compensation expense	7,880	5,152
Amortization of intangible assets	3,496	4,013
Facility exit, restructuring and other costs (1)	—	1,030
Other operating expenses	18,721	14,042
Income from operations	$3,654	$65,414

EARTHLINK, INC.

Footnotes to Consolidated Financial Highlights

1.                           Facility exit, restructuring and other costs consisted of the following for the periods presented:

	Three Months Ended March 31,
	2007	2008
	(in thousands)
Facility exit and restructuring costs for the 2007 Plan	$—	$1,093
Facility exit and restructuring costs for Legacy Plans	—	(63)
	$—	$1,030

In August 2007, EarthLink adopted a restructuring plan (the “2007 Plan”) to reduce costs and improve the efficiency of the Company’s operations. The Plan was the result of a comprehensive review of operations within and across the Company’s functions and businesses. Under the Plan, the Company reduced its workforce by approximately 900 employees, consolidated its office facilities in Atlanta, Georgia and Pasadena, California and closed office facilities in Orlando, Florida; Knoxville, Tennessee; Harrisburg, Pennsylvania and San Francisco, California. The Plan was primarily implemented during the later half of 2007 and is expected to be completed during the first half of 2008. As a result of the 2007 Plan, EarthLink recorded $1.1 million of facility exit and restructuring costs during the first quarter of 2008.

2.                           The Company has reflected its municipal wireless broadband results of operations as discontinued operations for all periods presented. The following is summarized results of operations related to the Company’s discontinued operations for the periods presented:

	Three Months Ended March 31,
	2007	2008
	(in thousands)
Revenues	$259	$737
Operating costs and expenses	(7,863)	(2,180)
Impairment charges	—	(1,949)
Loss from discontinued operations	$(7,604)	$(3,392)

3.                           Adjusted EBITDA is defined as income (loss) from continuing operations before interest income and other, net, income taxes, depreciation and amortization, stock-based compensation under SFAS No. 123(R), net losses of equity affiliate, gain (loss) on investments in other companies, net, and facility exit, restructuring and other costs.  Free cash flow is defined as income (loss) from continuing operations before interest income and other, net, income taxes, depreciation and amortization, stock-based compensation under SFAS No. 123(R), net losses of equity affiliate, gain (loss) on investments in other companies, net, and facility exit, restructuring and other costs, less cash used for purchases of property and equipment and purchases of subscriber bases.

Adjusted EBITDA and free cash flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because EarthLink believes they provide relevant and useful information to investors. EarthLink utilizes these financial performance measures to assess its ability to meet future capital expenditures and working capital requirements, to incur indebtedness if necessary, and to fund continued growth. EarthLink also uses these financial performance measures to evaluate the performance of its business, for budget planning purposes and as factors in its employee compensation programs.  Since the elements of these financial performance measures are determined using the accrual basis of accounting and exclude the effects of certain capital, financing, acquisition-related, and facility exit, restructuring and other costs, investors should use them to analyze and compare companies on the basis of current period operating performance.

4.                           Represents full-time equivalents.

5.                           Subscriber counts do not include nonpaying customers. Customers receiving service under promotional programs that include periods of free service at inception are not included in subscriber counts until they become paying customers.

6.                           Paying customers who subscribe to EarthLink DSL and Home Phone service are counted as both a broadband subscriber and a voice subscriber.

7.                           Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.

8.                           Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

9.                           ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

10.                     EarthLink’s business segments are strategic business units that are managed based upon differences in customers, services and marketing channels. EarthLink’s Consumer Services segment is a provider of integrated communications services and related value-added services to individual customers. These services include dial-up Internet access, high-speed Internet access and voice service, among others. EarthLink’s Business Services segment is a provider of integrated communications services and related value-added services to businesses and communications carriers. These services include managed data networks, dedicated Internet access and web hosting, among others.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), amortization of intangible assets, stock-based compensation expense under SFAS No. 123(R) and facility exit and restructuring costs, as they are not evaluated in the measurement of segment performance.